                                 EXHIBIT 99.1
                                 ------------

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Premier Bancshares, Inc.
 and Subsidiaries
Atlanta, Georgia

  We have audited the accompanying consolidated balance sheets of Premier Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Central and Southern Holding Company, a company which was pooled with Premier Bancshares, Inc. in 1997, as explained in Note 2 to the consolidated financial statements, which statements are included in the restated 1996 financial statements and reflect total assets of $225.8 million and $207.8 million as of December 31, 1996 and 1995, respectively, and total revenues of $18.5 million, $17.2 million and $18.4 million for the three years in the period ended December 31, 1996. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Central and Southern Holding Company, is based solely on the report of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                             Mauldin & Jenkins, L.L.C.

Atlanta, Georgia
January 31, 1997, except for Note 2 as to which the date is June 23, 1997

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------  ------------
                      ASSETS
Cash and due from banks............................ $ 19,540,578  $ 18,109,932
Interest-bearing deposits in banks.................    2,697,173    12,347,819
Federal funds sold.................................   42,896,410    19,217,208
Securities available-for-sale......................   99,731,663   110,311,022
Loans held for sale................................   24,408,287    25,912,226
Loans..............................................  313,289,113   246,944,896
Less allowance for loan losses.....................    6,568,371     5,992,224
                                                    ------------  ------------
 Loans, net........................................  306,720,742   240,952,672
Premises and equipment.............................   12,564,637     8,522,773
Other real estate owned............................      949,923       907,474
Goodwill and other intangibles.....................    2,827,063     2,467,541
Other assets.......................................    7,607,782     6,624,952
                                                    ------------  ------------
  Total assets..................................... $519,944,258  $445,373,619
                                                    ============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
 Noninterest-bearing demand........................ $ 48,272,239  $ 45,963,923
 Interest-bearing demand...........................   98,544,325    76,177,893
 Savings...........................................   17,615,424    18,321,314
 Time, $100,000 and over...........................   74,303,940    62,762,923
 Other time........................................  193,161,821   155,701,544
                                                    ------------  ------------
  Total deposits...................................  431,897,749   358,927,597
Securities sold under repurchase agreements........   11,864,486     3,658,634
Federal Home Loan Bank advances....................    4,625,000    11,125,000
Other borrowings...................................   18,752,230    19,678,642
Other liabilities..................................    5,611,512     5,876,704
                                                    ------------  ------------
  Total liabilities................................  472,750,977   399,266,577
                                                    ------------  ------------
Minority interest in subsidiary....................       13,618        16,754
                                                    ------------  ------------
Commitments and contingent liabilities
Stockholders' equity
 Common stock, par value $1 at December 31, 1996
  and $5 at December 31, 1995; 20,000,000 shares
  authorized; 8,026,765 and 6,128,546 issued, re-
  spectively.......................................    8,026,765    30,642,730
 Capital surplus...................................   25,045,780     2,407,315
 Retained earnings.................................   15,131,024    12,881,849
 Unrealized gains on securities available-for-sale,
  net of tax.......................................      109,534       705,832
                                                    ------------  ------------
                                                      48,313,103    46,637,726
 Treasury stock, at cost (123,494 and 59,528
  shares)..........................................   (1,133,440)     (547,438)
                                                    ------------  ------------
  Total stockholders' equity.......................   47,179,663    46,090,288
                                                    ------------  ------------
  Total liabilities and stockholders' equity....... $519,944,258  $445,373,619
                                                    ============  ============

See Notes to Consolidated Financial Statements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                             1996         1995         1994
                                          -----------  -----------  -----------
INTEREST INCOME
 Loans................................... $31,734,674  $25,076,553  $19,868,143
 Taxable securities......................   5,890,316    6,254,570    5,687,540
 Nontaxable securities...................     657,417      682,323      922,109
 Deposits in banks.......................     426,737      173,807       17,913
 Other short-term investments............   1,542,997    1,387,833    1,226,892
                                          -----------  -----------  -----------
  Total interest income..................  40,252,141   33,575,086   27,722,597
                                          -----------  -----------  -----------
INTEREST EXPENSE
 Deposits................................  17,481,450   14,371,518   12,349,143
 Other borrowings........................   2,756,476    2,290,912      678,485
                                          -----------  -----------  -----------
  Total interest expense.................  20,237,926   16,662,430   13,027,628
                                          -----------  -----------  -----------
  Net interest income....................  20,014,215   16,912,656   14,694,969
PROVISION FOR LOAN LOSSES................    (417,602)    (700,341)     285,000
                                          -----------  -----------  -----------
  Net interest income after provision for
   loan losses...........................  20,431,817   17,612,997   14,409,969
                                          -----------  -----------  -----------
OTHER INCOME
 Service charges on deposit accounts.....   1,718,883    1,578,145    1,652,479
 Other service charges and fees..........   1,375,896      892,834      450,957
 Gain on mortgage loans held for sale....   4,720,267    2,327,916       99,969
 Mortgage loan fees......................   4,180,748    3,638,835    1,183,601
 Net realized gains (losses) on sales of
  securities.............................     135,295     (205,572)     212,407
 Other operating income..................     987,021      854,831    1,022,766
                                          -----------  -----------  -----------
  Total other income.....................  13,118,110    9,086,989    4,622,179
                                          -----------  -----------  -----------
OTHER EXPENSES
 Salaries and employee benefits..........  15,808,369   11,734,103    8,344,291
 Occupancy and equipment, net............   3,290,064    2,406,340    2,144,160
 Stationery and supplies.................     592,138      443,785      446,244
 Deposit insurance.......................     537,756      452,630      788,308
 Goodwill amortization expense...........     207,489      199,225            -
 Other operating expenses................   5,910,113    5,142,333    4,436,040
                                          -----------  -----------  -----------
  Total other expenses...................  26,345,929   20,378,416   16,159,043
                                          -----------  -----------  -----------
  Income before income taxes and minority
   interest in net income of subsidiary..   7,203,998    6,321,570    2,873,105
INCOME TAX EXPENSE.......................   1,698,409    1,760,917      964,581
                                          -----------  -----------  -----------
  Net income before minority interest in
   net income of subsidiary..............   5,505,589    4,560,653    1,908,524
MINORITY INTEREST IN NET INCOME OF SUB-
 SIDIARY.................................      11,850       12,709          --
                                          -----------  -----------  -----------
NET INCOME............................... $ 5,493,739  $ 4,547,944  $ 1,908,524
                                          ===========  ===========  ===========
NET INCOME PER SHARE OF COMMON STOCK..... $       .68  $       .57  $       .25
                                          ===========  ===========  ===========
WEIGHTED AVERAGE SHARES OUTSTANDING......   8,091,369    7,982,660    7,041,663
                                          ===========  ===========  ===========

See Notes to Consolidated Financial Statements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                         UNREALIZED
                                                                                            GAINS
                                                                                         (LOSSES) ON
                                                                                         SECURITIES
                    PREFERRED STOCK         COMMON STOCK                                 AVAILABLE-     TREASURY STOCK
                   -------------------  ---------------------    CAPITAL     RETAINED     FOR-SALE,   -------------------
                   SHARES   PAR VALUE    SHARES    PAR VALUE     SURPLUS     EARNINGS    NET OF TAX   SHARES   PAR VALUE
                   -------  ----------  --------- -----------  -----------  -----------  -----------  ------- -----------
BALANCE, DECEMBER
 31, 1993........   37,969  $1,708,605  5,354,289 $26,771,445  $    63,340  $ 8,689,965  $      --        --  $       --
 Net income......      --          --         --          --           --     1,908,524         --        --          --
 Common stock
  dividends
  declared.......      --          --         --          --           --      (407,678)        --        --          --
 Preferred stock
  dividends
  declared.......      --          --         --          --           --      (178,913)        --        --          --
 Stock issued....      --          --      33,588     167,940      207,072          --          --        --          --
 Conversion of
  preferred stock
  into common
  stock..........  (37,969) (1,708,605)   379,690   1,898,450     (189,845)         --          --        --          --
 Net change in
  unrealized
  gains (losses)
  on securities
  available-for-
  sale, net of
  tax............      --          --         --          --           --        50,483  (1,942,975)      --          --
                   -------  ----------  --------- -----------  -----------  -----------  ----------   ------- -----------
BALANCE, DECEMBER
 31, 1994........      --          --   5,767,567  28,837,835       80,567   10,062,381  (1,942,975)      --          --
 Net income......      --          --         --          --           --     4,547,944         --        --          --
 5% stock
  dividend.......      --          --      76,206     381,030      628,699   (1,012,822)        --        --          --
 Stock issued....      --          --     284,773   1,423,865    1,698,049          --          --        --          --
 Common stock
  dividends
  declared.......      --          --         --          --           --      (715,654)        --        --          --
 Acquisition of
  treasury stock.      --          --         --          --           --           --          --     59,528    (547,438)
 Net change in
  unrealized
  gains (losses)
  on securities
  available-for-
  sale, net of
  tax............      --          --         --          --           --           --    2,648,807       --          --
                   -------  ----------  --------- -----------  -----------  -----------  ----------   ------- -----------
BALANCE, DECEMBER
 31, 1995........      --          --   6,128,546  30,642,730    2,407,315   12,881,849     705,832    59,528    (547,438)
 Net income......      --          --         --          --           --     5,493,739         --        --          --
 Stock options
  exercised......      --          --       2,250       2,250       20,250          --          --        --          --
 Common stock
  dividends
  declared.......      --          --         --          --           --    (3,244,564)        --        --          --
 Recapitalization.     --          --         --  (24,514,184)  24,514,184          --          --        --          --
 Acquisition of
  treasury stock.      --          --         --          --           --           --          --     63,966    (586,002)
 1.8055 stock
  split..........      --          --   1,895,969   1,895,969   (1,895,969)         --          --        --          --
 Net change in
  unrealized
  gains (losses)
  on securities
  available-for-
  sale, net of
  tax............      --          --         --          --           --           --     (596,298)      --          --
                   -------  ----------  --------- -----------  -----------  -----------  ----------   ------- -----------
BALANCE, DECEMBER
 31, 1996........      --   $      --   8,026,765 $ 8,026,765  $25,045,780  $15,131,024  $  109,534   123,494 $(1,133,440)
                   =======  ==========  ========= ===========  ===========  ===========  ==========   ======= ===========
                       TOTAL
                   STOCKHOLDERS'
                      EQUITY
                   -------------
BALANCE, DECEMBER
 31, 1993........   $37,233,355
 Net income......     1,908,524
 Common stock
  dividends
  declared.......      (407,678)
 Preferred stock
  dividends
  declared.......      (178,913)
 Stock issued....       375,012
 Conversion of
  preferred stock
  into common
  stock..........           --
 Net change in
  unrealized
  gains (losses)
  on securities
  available-for-
  sale, net of
  tax............    (1,892,492)
                   -------------
BALANCE, DECEMBER
 31, 1994........    37,037,808
 Net income......     4,547,944
 5% stock
  dividend.......        (3,093)
 Stock issued....     3,121,914
 Common stock
  dividends
  declared.......      (715,654)
 Acquisition of
  treasury stock.      (547,438)
 Net change in
  unrealized
  gains (losses)
  on securities
  available-for-
  sale, net of
  tax............     2,648,807
                   -------------
BALANCE, DECEMBER
 31, 1995........    46,090,288
 Net income......     5,493,739
 Stock options
  exercised......        22,500
 Common stock
  dividends
  declared.......    (3,244,564)
 Recapitalization.          --
 Acquisition of
  treasury stock.      (586,002)
 1.8055 stock
  split..........           --
 Net change in
  unrealized
  gains (losses)
  on securities
  available-for-
  sale, net of
  tax............      (596,298)
                   -------------
BALANCE, DECEMBER
 31, 1996........   $47,179,663
                   =============

See Notes to Consolidated Financial Statements.

                            PREMIER BANCSHARES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996         1995         1994
                                         -----------  -----------  -----------
OPERATING ACTIVITIES
 Net income before minority interest in
  net income of subsidiary.............. $ 5,505,589  $ 4,560,653  $ 1,908,524
 Adjustments to reconcile net income to
  net cash provided by (used in) operat-
  ing activities:
  Depreciation, amortization and accre-
   tion.................................   1,397,576    1,032,569    1,049,266
  Provision for loan losses.............    (417,602)    (700,341)     285,000
  Deferred income taxes.................     141,418      213,789      (67,264)
  Net (increase) decrease in loans held
   for sale.............................   1,503,939  (12,958,178)    (679,265)
  Net realized (gains) losses on sales
   of securities........................    (135,295)     205,572     (212,407)
  Gain on sale of branches..............         --           --      (115,324)
  Other operating activities............  (2,844,526)   2,902,998    2,440,966
                                         -----------  -----------  -----------
   Net cash provided by (used in) oper-
    ating activities....................   5,151,099   (4,742,938)   4,609,496
                                         -----------  -----------  -----------
INVESTING ACTIVITIES
 Purchases of securities available-for-
  sale.................................. (39,989,256) (24,034,354)  (9,294,404)
 Proceeds from sales of securities
  available-for-sale....................  11,534,120   12,592,520    2,702,013
 Proceeds from maturities of securities
  available-for-sale....................  38,231,931    9,687,075   12,181,901
 Purchases of securities held-to-maturi-
  ty....................................         --   (19,494,374)  (9,412,235)
 Proceeds from sales of securities held-
  to-maturity...........................         --     4,560,718    5,076,098
 Proceeds from maturities of securities
  held-to-maturity......................         --    16,225,345   15,176,581
 Net (increase) decrease in Federal
  funds sold............................ (23,679,202)  14,961,485   (9,098,693)
 Net (increase) decrease in interest-
  bearing deposits in banks.............   9,650,646  (12,331,730)      83,911
 Net (increase) decrease in loans....... (65,485,177) (18,721,859)  16,328,991
 Proceeds from sales of premises and
  equipment.............................      26,673       13,830       31,616
 Purchase of premises and equipment.....  (5,254,843)  (1,413,750)    (763,064)
 Sale of branches.......................         --           --   (40,928,208)
 Net cash acquired in business combina-
  tions.................................         --       678,430          --
 Investment in subsidiary...............         --    (5,894,871)         --
                                         -----------  -----------  -----------
   Net cash used in investing activi-
    ties................................ (74,965,108) (23,171,535) (17,915,493)
                                         -----------  -----------  -----------

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                          1996          1995          1994
                                      ------------  ------------  ------------
FINANCING ACTIVITIES
 Net increase (decrease) in deposits. $ 72,970,152  $ 33,048,590  $ (3,723,940)
 Net increase (decrease) in repur-
  chase agreements...................    8,205,852    (3,056,366)    6,715,000
 Net increase (decrease) in other
  borrowings.........................     (926,412)    3,275,506    10,029,263
 Net decrease in Federal Home Loan
  Bank advances......................   (6,500,000)   (2,059,990)          --
 Dividends paid......................   (1,926,449)     (718,747)     (586,591)
 Dividends paid to minority
  shareholder........................      (14,986)          --            --
 Acquisition of treasury stock.......     (586,002)     (547,438)          --
 Proceeds from exercise of stock
  options............................       22,500           --            --
 Proceeds from common stock issued...          --      3,121,914       375,012
                                      ------------  ------------  ------------
  Net cash provided by financing
   activities........................   71,244,655    33,063,469    12,808,744
                                      ------------  ------------  ------------
Net increase in cash and due from
 banks...............................    1,430,646     5,148,996      (497,253)
Cash and due from banks at beginning
 of year.............................   18,109,932    12,960,936    13,458,189
                                      ------------  ------------  ------------
Cash and due from banks at end of
 year................................ $ 19,540,578  $ 18,109,932  $ 12,960,936
                                      ============  ============  ============
SUPPLEMENTAL DISCLOSURES
 Cash paid for:
  Interest........................... $ 20,011,603  $ 16,494,593  $ 13,100,258
  Income taxes....................... $  2,205,556  $  1,412,504  $    368,322
BUSINESS COMBINATION
 Net cash acquired...................               $    678,430
                                      ============  ============
 Securities available-for-sale.......               $  1,563,926
 Loans held for sale.................                  7,829,133
 Loan................................                 37,517,520
 Premises and equipment..............                  1,401,710
 Other assets........................                  1,240,845
 Goodwill............................                  2,547,828
 Deposits............................                (31,031,023)
 Advances from Federal Home Loan
  Bank...............................                (13,184,990)
 Subordinated debentures.............                 (1,974,394)
 Other liabilities...................                   (694,114)
                                      ------------  ------------
  Net assets acquired, net of cash
   and due from banks of $678,430....               $  5,216,441
                                      ============  ============
NONCASH TRANSACTIONS
 Unrealized (gains) losses on
  securities available-for-sale...... $    917,213  $ (3,089,789) $  2,311,948
 Principal balances of loans
  transferred to other real estate... $    528,650  $    818,103  $  1,142,865
 Transfer of investment securities
  from held-to-maturity to available-
  for-sale...........................          --     35,073,414           --
 Conversion of preferred stock into
  common stock.......................          --            --      1,708,605

See Notes to Consolidated Financial Statements.

                           PREMIER BANCSHARES, INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

  Premier Bancshares, Inc., (the "Company" and formerly First Alliance/Premier Bancshares, Inc.) is a bank and thrift holding company whose business is conducted by its wholly-owned subsidiaries, First Alliance Bank located in Marietta, Georgia, Premier Bank located in Acworth, Georgia, Central and Southern Bank of Georgia located in Milledgeville, Georgia, Central and Southern Bank of North Georgia, FSB located in Greensboro, Georgia, Premier Lending Corporation ("Lending") located in Atlanta, Georgia, and Interim Alliance Corporation d/b/a Alliance Finance located in Smyrna, Georgia, an 80% owned subsidiary.

  The Company is not engaged in any substantial business other than the normal financial services provided by its subsidiaries. However, the Company incurs operating expenses in connection with evaluating and pursuing potential business acquisitions.

  First Alliance Bank is a commercial bank with operations in Marietta and Kennesaw, Georgia. First Alliance Bank provides a full range of banking services to individual and corporate customers in its primary market area of Cobb County and surrounding counties.

  Premier Bank was acquired by the Company during 1995 in a business combination accounted for as a purchase. Premier Bank provides a full range of banking services to individual and corporate customers in its primary market area of Cobb County and surrounding counties.

  Central and Southern Bank of Georgia ("Milledgeville") and Central and Southern Bank of North Georgia, FSB ("North Georgia") were acquired by the Company on June 23, 1997 in a business combination accounted for as a pooling of interests. They provide a full range of banking services to individuals and corporate customers in their primary market areas of central and north Georgia, respectively.

  Premier Lending Corporation, Inc. originates, processes, funds and sells residential mortgage loans, construction loans and commercial finance loans primarily in the metropolitan Atlanta area. The majority of the mortgage loans are sold to independent third party investors with servicing released and a significant portion of the construction and commercial finance loans are participated to affiliated and non-affiliated financial institutions.

  Alliance Finance provides lending and financing services to consumer and business enterprises. The Finance Company's primary activities consist of origination of consumer loans including mortgage loans, retail sales financing and related insurance products.

NAME CHANGE

  In January 1997, the Company changed its name from First Alliance/Premier Bancshares, Inc. to Premier Bancshares, Inc.

BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany transactions and accounts are eliminated in consolidation.

  The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

CASH AND DUE FROM BANKS

  Cash on hand, cash items in process of collection and amounts due from banks are included in cash and due from banks.

  The Company and its subsidiaries maintain amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

SECURITIES

  Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. All other debt securities are classified as available-for-sale and carried at fair value with net unrealized gains and losses included in stockholders' equity, net of tax. Marketable equity securities are carried at fair value with net unrealized gains and losses included in stockholders' equity. Other equity securities without a readily determinable fair value are carried at cost.

  Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

LOANS HELD FOR SALE

  Loans held for sale include primarily mortgage loans which are carried at the lower of aggregate cost or fair value. The determination of fair value includes consideration of outstanding commitments from investors, related origination fees and costs, and commitment fees paid. Gains and losses are recognized at settlement dates and are determined by the difference between the selling price and the carrying value of the loans sold. The Company sells all mortgage loans on a servicing released basis. The Company's practice is to originate mortgage loans subject to existing purchase commitments from third party investors.

LOANS

  Loans are carried at their principal amounts outstanding less unearned income, net deferred loan fees and costs and the allowance for loan losses. Interest income on most loans is credited to income based on the principal amount outstanding. Interest on other loans is recognized on the sum-of-the-months method, the results of which are not materially different from generally accepted accounting principles.

  Loan origination fees and certain direct costs incurred in originating most loans are deferred and recognized as income over the life of the loan. Fees and costs incurred in origination of other loans are recognized at the time the loan is recorded. The results of operations are not materially different than the results which would be obtained by accounting for all loan fees and costs in accordance with generally accepted accounting principles.

  The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

  The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

  The Company adopted the provisions of Statement of Financial Accounting Standard No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by Statement of Financial Accounting Standard No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures", on January 1, 1995.

  A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

  The Company considers the following type loans to be impaired:

    (1) all nonaccrual loans, (2) loans that have been restructured in a troubled debt restructuring provided that the restructured loan agreement specifies an interest rate that is less than the Company would be willing to accept at the time of the restructuring for a new loan with comparable risk or the loan becomes impaired based on the terms specified by the restructured loan agreement, and (3) any other loan in which management does not expect to collect all contractual principal and interest payments in accordance with the terms of the loan agreement.

  The Company has not identified large groups of smaller-balance homogeneous loans which are collectively evaluated for impairment. Any loan that meets the characteristics as described above are considered to be impaired regardless of loan type or balance.

PREMISES AND EQUIPMENT

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

OTHER REAL ESTATE OWNED

  Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other expenses.

GOODWILL

  The excess of the purchase price over the fair value of net assets acquired is being amortized using the straight-line method over a period not to exceed 20 years. On an ongoing basis, management reviews the valuation and amortization of goodwill. As part of this review, management considers the value and future benefits of the net earnings generated by the net assets acquired to determine that no impairment has occurred.

INCOME TAXES

  Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized for the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

  Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance is recorded for those deferred tax items for which it is more likely than not that realization will not occur.

  The Company and the subsidiaries file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

NET INCOME PER COMMON SHARE

  Net income per common share is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents consist of stock options and warrants.

NOTE 2. RECENT ACQUISITIONS

  On June 23, 1997, the Company acquired all of the outstanding common stock of Central and Southern Holding Company ("C&S") in exchange for 3,653,523 shares of the Company's outstanding common stock.

  The acquisition of C&S has been accounted for as pooling of interests and, accordingly, all prior financial statements have been restated to include the accounts and operations of the pooled company. Net interest income and net income of the separate companies for periods preceding the mergers are summarized as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                          1996    1995    1994
                                                         ------- ------- -------
                                                         (DOLLARS IN THOUSANDS)
Net interest income
 Premier................................................ $11,734 $ 9,020 $ 6,843
 C&S....................................................   8,280   7,893   7,852
                                                         ------- ------- -------
 Combined............................................... $20,014 $16,913 $14,695
                                                         ======= ======= =======
Net income Premier...................................... $ 2,552 $ 2,002 $   291
 C&S....................................................   2,954   2,559   1,617
                                                         ------- ------- -------
 Combined............................................... $ 5,506 $ 4,561 $ 1,908
                                                         ======= ======= =======

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 3. SECURITIES

  The amortized cost and fair value of securities are summarized as follows:

                                               GROSS      GROSS
                                 AMORTIZED   UNREALIZED UNREALIZED
                                   COST        GAINS      LOSSES     FAIR VALUE
                               ------------- ---------- ----------  ------------
Securities Available-for-Sale
 December 31, 1996:
  U. S. Government and agency
   securities................. $  40,743,161 $  107,258 $(175,319)  $ 40,675,100
  State and municipal securi-
   ties.......................     9,836,329    493,994       (21)    10,330,302
  Mortgage-backed securities..    46,535,236    261,558  (494,809)    46,301,985
  Other securities............     2,479,345        --    (55,069)     2,424,276
                               ------------- ---------- ---------   ------------
                               $ 99,594,071  $  862,810 $(725,218)  $ 99,731,663
                               ============= ========== =========   ============
 December 31, 1995:
  U. S. Government and agency
   securities................. $  46,222,209 $  386,665 $(235,740)  $ 46,373,134
  State and municipal securi-
   ties.......................     9,869,383    590,363    (4,973)    10,454,773
  Mortgage-backed securities..    51,248,580    658,686  (312,149)    51,595,117
  Other securities............     1,916,045         --   (28,047)     1,887,998
                               ------------- ---------- ---------   ------------
                               $ 109,256,217 $1,635,714 $(580,909)  $110,311,022
                               ============= ========== =========   ============

  The amortized cost and fair value of securities as of December 31, 1996 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities and other securities are not included in the maturity categories in the following summary.

                                                         SECURITIES AVAILABLE-
                                                               FOR-SALE
                                                        -----------------------
                                                         AMORTIZED
                                                           COST     FAIR VALUE
                                                        ----------- -----------
Due in one year or less................................ $ 4,504,383 $ 4,541,878
Due from one year to five years........................  39,644,706  39,760,728
Due from five to ten years.............................   5,799,850   6,039,246
Due after ten years....................................     630,551     663,550
Mortgage-backed securities.............................  46,535,236  46,301,985
Other securities.......................................   2,479,345   2,424,276
                                                        ----------- -----------
                                                        $99,594,071 $99,731,663
                                                        =========== ===========

  Securities with a carrying value of approximately $53,281,000 and $54,025,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes.

  Gains and losses on sales of securities consist of the following:

                                                             HELD-TO-MATURITY
                                                             ------------------
                                                               1995      1994
                                                             --------  --------
Gross gains................................................. $    725  $244,162
Gross losses................................................  (31,503)   (3,187)
                                                             --------  --------
Net realized gains (losses)................................. $(30,778) $240,975
                                                             ========  ========

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 3. SECURITIES, CONTINUED

                                                   AVAILABLE-FOR-SALE 1996
                                                 -----------------------------
                                                   1996      1995       1994
                                                 --------  ---------  --------
Gross gains..................................... $148,325  $ 134,926  $  1,431
Gross losses....................................  (13,030)  (309,720)  (29,999)
                                                 --------  ---------  --------
Net realized gains (losses)..................... $135,295  $(174,794) $(28,568)
                                                 ========  =========  ========

  There were no sales of securities held-to-maturity for the year ended December 31, 1996.

  The Company sold during the third quarter of 1995 securities classified as held-to-maturity, with a carrying amount of $4,560,718, recognizing a net loss of $30,778, in response to changes in the bond market and management's evaluation of the securities portfolio. The circumstances leading to the sale of these securities were identified as an isolated instance based on prudent business decisions.

  During 1994, the Company sold securities classified as held-to-maturity, with a carrying amount of $5,076,098, recognizing a net gain of $240,975. The sales occurred in connection with the sale of two branch facilities of Central and Southern Bank of Georgia. The sale of the branches altered the interest rate risk of Central and Southern Bank of Georgia's assets and liabilities and the sales of securities were required to restructure the interest rate risk to an acceptable level.

  In late 1995, the Financial Accounting Standards Board ("FASB") issued an implementation guide relating to SFAS No. 115. Included in this guide was a one-time opportunity to reallocate investments between categories without calling into question the validity of the classifications. Accordingly, in December 1995, the Company transferred all of its held-to-maturity portfolio to available-for-sale, resulting in a net unrealized gain of $613,185.

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES

  The composition of loans is summarized as follows:

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1996          1995
                                                     ------------  ------------
Commercial, financial, and agricultural............. $ 50,858,820  $ 47,359,956
Real estate--construction...........................   95,106,247    58,904,467
Real estate--mortgage...............................  137,417,375   109,567,333
Consumer and other..................................   30,477,795    32,065,986
                                                     ------------  ------------
                                                      313,860,237   247,897,742
Unearned income.....................................     (593,489)     (781,653)
Net deferred loan (fees) costs......................       22,365      (171,193)
Allowance for loan losses...........................   (6,568,371)   (5,992,224)
                                                     ------------  ------------
Loans, net.......................................... $306,720,742  $240,952,672
                                                     ============  ============

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES, CONTINUED

  Changes in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994 were as follows:

                                                1996        1995        1994
                                             ----------  ----------  ----------
BALANCE, BEGINNING OF YEAR.................. $5,992,224  $5,614,458  $6,262,373
 Allowance acquired in acquisitions.........        --      294,309         --
 Provision for loan losses..................   (417,602)   (700,341)    285,000
 Loans charged off..........................   (515,170) (1,625,661) (3,915,223)
 Recoveries.................................  1,508,919   2,409,459   2,982,308
                                             ----------  ----------  ----------
BALANCE, END OF YEAR........................ $6,568,371  $5,992,224  $5,614,458
                                             ==========  ==========  ==========

  As a result of evaluations of the adequacy of the allowance for loan losses, a decline in loans charged off and continued significant recoveries of loans previously charged off, management decided to reduce the provision for loan losses during 1996 and 1995.

  The total recorded investment in impaired loans was $1,424,510 and $1,064,463 at December 31, 1996 and 1995, respectively. None of these had a specific allowance for loan losses at December 31, 1996 and 1995 determined in accordance with generally accepted accounting principles. The average recorded investment in impaired loans for 1996 and 1995 was $1,536,784 and $1,620,500, respectively. Interest income on impaired loans of $118,085, $10,155, and $48,760 was recognized for cash payments for the years ended December 31, 1996, 1995, and 1994, respectively.

  The Company has granted loans to certain related parties including directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1996 are as follows:

BALANCE, BEGINNING OF YEAR......................................... $ 3,393,900
 Advances..........................................................   1,188,601
 Repayments........................................................  (1,200,081)
                                                                    -----------
BALANCE, END OF YEAR............................................... $ 3,382,420
                                                                    ===========

NOTE 5. PREMISES AND EQUIPMENT

  Premises and equipment are summarized as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996         1995
                                                        -----------  ----------
Land and buildings..................................... $10,505,432  $8,117,446
Furniture and equipment................................   8,634,339   6,327,332
Construction in progress...............................     293,105      74,686
                                                        -----------  ----------
                                                         19,432,876  14,519,464
Accumulated depreciation...............................  (6,868,239) (5,996,691)
                                                        -----------  ----------
                                                        $12,564,637  $8,522,773
                                                        ===========  ==========

  Depreciation expense was approximately $1,187,000, $857,000, and $990,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 6. OTHER BORROWINGS

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

  The balance of securities sold under repurchase agreements was $11,864,486 and $3,658,634 at December 31, 1996 and 1995, respectively.

SUBORDINATED DEBENTURES

  Subordinated debt of Alliance Finance and Premier Lending consists of fixed rate debentures which are payable on demand or mature at twelve, twenty-four or thirty-six months after date of issue. The debentures have various principal amounts and interest is payable monthly. The Company may repay the debentures for a price equal to 100% of the principal plus any unpaid interest to date of redemption without penalty. A summary of the outstanding debentures by interest rate and maturity are as follows:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1996       1995
                                                          ---------- ----------
7.50% due on demand...................................... $4,236,971 $      --
7.50% due in 1997........................................     70,000        --
7.50% due February 20, 1999..............................     70,000        --
8.00% due on demand......................................  1,327,000  1,194,000
8.00% due in 1998........................................     35,000     35,000
8.50% due on demand......................................     90,000        --
10.0% due on demand......................................     25,000     25,000
                                                          ---------- ----------
                                                          $5,853,971 $1,254,000
                                                          ========== ==========

  Lines of credit at December 31, 1996 and 1995 consisted of:

                                                           1996       1995
                                                        ---------- -----------
Revolving line of credit of $4,000,000 with a
 nonaffiliated institution, bearing interest at prime
 less .50% (7.75% at December 31, 1996) due on October
 31, 1997. Line is secured secured by all commercial
 finance notes receivable, stock of the Company's
 subsidiaries and guaranteed by the Company...........  $2,320,000 $       --
Revolving line of credit of $4,000,000 with a
 nonaffiliated institution, bearing interest at prime
 less .50% (7.75% at December 31, 1996), due October
 31, 1997. Line is secured by stock of the Company's
 subsidiaries and and guaranteed by the Company.......   3,675,000         --
Revolving line of credit of $3,000,000 with a
 nonaffiliated institution, bearing interest at prime
 less .50% (7.75% at December 31. 1996), due October
 31, 1997. Line is secured by accounts receivable of
 Alliance Finance, all stock of the Company's
 subsidiaries and guaranteed by the Company...........     475,000         --
Line of credit of $2,500,000 with a nonaffiliated
 institution, bearing interest at prime less .75%
 payable quarterly, due June 1997. Line is secured by
 stock of Central and Southern Bank of Georgia, a
 subsidiary of the Company............................   1,600,000     250,000
Treasury, tax, and loan note option account with the
 Federal Reserve Bank of Atlanta, due on demand,
 bearing interest at 5.148% at December 31, 1996,
 collateralized by securities.........................     828,259         --
Line of credit of $505,000 with a nonaffiliated
 institution, bearing interest at prime plus 1% (9.25%
 at December 31, 1995), matured on August 14, 1996....         --      505,000
Revolving warehouse line of credit of $30,000,000 with
 a nonaffiliated institution, bearing interest at an
 annual rate varying from published rates on high-
 graded unsecured commercial paper plus 1.75% to plus
 3%, matured October 21, 1995.........................         --   13,584,642
Revolving line of credit of $3,000,000 with a
 nonaffiliated institution, bearing interest at prime
 (8.50% at December 31, 1995) matured February 15,
 1996.................................................         --    1,085,000
                                                        ---------- -----------
                                                        $8,898,259 $15,424,642
                                                        ========== ===========

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 6. OTHER BORROWINGS, CONTINUED

  Long-term debt at December 31, 1996 and 1995 consisted of:

                                                             1996       1995
                                                          ---------- ----------
Note payable in the amount of $4,000,000, due in eight... $4,000,000 $      --
 annual instalments of $500,000 beginning April 1, 1999
 with interest due quarterly at prime less .50% (7.75% at
 December 31, 1996), due April 1, 2006. Note payable is
 secured by all stock of the Company's subsidiaries and
 guaranteed by the Company.
Note payable in the amount of $3,000,000, due in annual..        --   3,000,000
 instalments of $300,000 with interest due quarterly at
 prime plus 1% (9.25% at December 31, 1995) to October
 28, 2006 collateralized by 320,000 shares of common
 stock of Premier Bank.
                                                          ---------- ----------
                                                          $4,000,000 $3,000,000
                                                          ========== ==========

  In connection with the long-term debt, the Company has agreed, among other covenants, to during the term of the loan: (1) maintain earnings at a level equal to or above .60 percent of average assets; (2) maintain reserves for possible loan losses at a level of not less than 1% of total gross loans, excluding residential first mortgage loans on owner-occupied single family dwellings, of the Banks; (3) maintain in aggregate a total risk based capital ratio of no less than 10.0% and Tier 1 capital to average total assets of no less than 6.0%; and (4) not permit its capital to be less than $20,000,000.

  Aggregate maturities required on long-term debt at December 31, 1996 were as follows:

             1999.......................... $  500,000
             2000..........................    500,000
             2001..........................    500,000
             Thereafter....................  2,500,000
                                            ----------
                                            $4,000,000
                                            ==========

NOTE 7. FEDERAL HOME LOAN BANK ADVANCES

  Federal Home Loan Bank advances consisted of the following at December 31, 1996 and 1995:

                                                              1996      1995
                                                           ---------- ---------
Advance from the Federal Home Loan Bank with.............. $1,000,000 $     --
 interest at 6.79%, due on August 1, 2001. Interest is
 payable monthly.
Advance from the Federal Home Loan Bank with..............  1,000,000 1,000,000 interest at 6.99%, due on September 15, 1997. Interest is
 payable monthly.
Advance from the Federal Home Loan Bank with..............  1,750,000 1,750,000 interest at 8.27%, due on December 8, 1997. Interest is
 payable monthly.
Advance from the Federal Home Loan Bank with interest.....    875,000   875,000
 at 8.41%, due on December 8, 1999. Interest is payable
 monthly.
Advance from the Federal Home Loan Bank with..............        --  5,000,000
 interest at the one month LIBOR rate plus 20 basis points
 (6.17% at December 31, 1995), due on May 31, 2005.
Advance from the Federal Home Loan Bank with..............        --  1,000,000
 interest based on the Federal Home Loan Bank's cost of
 funds plus .25% (5.85% at December 31, 1995), matured on
 January 2, 1996.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 7. FEDERAL HOME LOAN BANK ADVANCES, CONTINUED

                                                            1996       1995
                                                         ---------- -----------
Variable rate advances from the Federal Home Loan Bank.  $      --  $ 1,000,000
 with interest based on the Federal Home Loan Bank's
 cost of funds plus .25% (6.10% December 31, 1995), ma-
 tured on October 12, 1996.
Variable rate advances from the Federal Home Loan Bank.         --      500,000
 with interest based on the Federal Home Loan Bank's
 cost of funds plus .25% (6.10% at December 31, 1995),
 matured on November 3, 1996.
                                                         ---------- -----------
                                                         $4,625,000 $11,125,000
                                                         ========== ===========

  The advances from the Federal Home Loan Bank are collateralized by a blanket floating lien on qualifying first mortgages and pledges of certain securities and the Company's Federal Home Loan Bank stock.

NOTE 8. SALE OF BRANCHES AND CONVERSION

  On August 1, 1994, the Central and Southern Bank of Georgia sold two branches located in Douglas and McRae, Georgia to an unrelated commercial bank. The Bank received approximately $40,700,000 in exchange for approximately $43,400,000 in deposits and related accrued interest, premises and equipment with a net book value of approximately $1,700,000, and other assets of approximately $900,000 which included approximately $535,000 of unamortized deposit premiums. A gain was recorded of approximately $115,000. The sale was financed through borrowings under repurchase agreements and available cash and cash equivalents.

  On January 16, 1996, final regulatory approval was received to convert the Central and Southern Bank of North Georgia (formerly Central and Southern Bank of Greensboro) to a federal savings bank charter. The conversion was completed during the first quarter of 1996. The primary purpose of the conversion was to allow the Bank to branch into other markets in the North Georgia area.

NOTE 9. DEFERRED COMPENSATION PLANS

  First Alliance Bank has three deferred compensation plans providing for the deferral of director fees and certain retirement benefits for the directors.

  The first retirement benefit plan was put in place in January, 1994. The Bank accrues an amount equal to the present value of the estimated benefit to be paid under the plan. The accrual recorded for the years ended December 31, 1996, 1995 and 1994 was $103,994, $89,303 and $50,601, respectively. The plan was terminated effective December 31, 1996 and no additional benefits will be accrued under this plan.

  The Bank's other plans allow the directors to defer up to $500 per month of their monthly director's fees. The first plan covers one current and one former director. Under that plan, the monthly amount deferred is utilized to purchase life insurance on those directors. The Bank's liability under that plan is equal to the cash value of those policies. The second plan is similar to the first except deferred fees are recorded in a liability account monthly plus an interest amount based on the current market rate accrued annually. During 1996, 1995 and 1994, an amount of $38,260, $31,322 and $21,200, respectively, was deferred by the directors and recorded as a liability of the Bank.

  In conjunction with these plans, several universal life insurance policies were purchased by the Bank. The Bank is the owner of the policies which insure the lives of certain directors. These policies may be used by the Bank as funding vehicles for plan obligations. The directors are general creditors of the Bank and have no specific claims on these assets.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 10. EMPLOYEE BENEFIT PLANS

PROFIT SHARING PLAN

  The Company has two contributory profit sharing plans covering substantially all employees, subject to certain minimum age and service requirements. Contributions to the plan charged to expense were $158,252, $117,933, and $91,975 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Premier Bank had a defined contribution 401(k) plan covering all full-time employees, subject to certain minimum service requirements. This 401(k) plan was terminated on January 30, 1996 with the individual participants' funds being disbursed on that date. There were no contributions to the plan for the year ended December 31, 1996 and the period from acquisition to December 31, 1995.

PENSION PLAN

  The Company has a noncontributory, trusteed pension plan. Effective April 15, 1994, the plan was amended to freeze participation in the plan. Participants as of April 15, 1994 became fully vested and no new benefits will accrue. Pension expense recorded by the Company for 1996, 1995, and 1994 included the following components:

                                                   1996      1995      1994
                                                 --------  --------  --------
   Interest cost on projected benefit obliga-
    tion........................................ $ 38,381  $ 31,518  $ 41,572
   Return on plan assets........................  (29,127)  (30,313)  (17,777)
   Net amortization and deferral................  (13,497)   (5,463)  (59,831)
                                                 --------  --------  --------
   Pension benefit.............................. $ (4,243) $ (4,258) $(36,036)
                                                 ========  ========  ========

  The Company's funding policy provides that payments to the plan shall be consistent with minimum government funding requirements plus additional amounts which may be approved by the Company.

  The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated balance sheets at December 31, 1996 and 1995:

                                                            1996       1995
                                                          ---------  ---------
   Actuarial present value of benefit obligations:
    Accumulated benefit obligation, including vested
     benefits of approximately $608,000 in 1996 and
     $662,000 in 1995.................................... $ 611,640  $ 666,860
                                                          ---------  ---------
   Projected benefit obligation.......................... $(611,640) $(666,860)
   Plan assets at fair value, primarily consisting of
    investments in common stock and money market funds...   549,595    537,992
                                                          ---------  ---------
   Plan assets less than projected benefit obligation....   (62,045)  (128,868)
   Unrecognized net gain.................................   (64,712)    (2,132)
                                                          ---------  ---------
   Accrued pension cost.................................. $(126,757) $(131,000)
                                                          =========  =========

  A weighted average discount rate of 6.48% and 6.26% was used in 1996 and 1995, respectively. The expected long-term rate of return on assets was 8% in 1996 and 1995.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 10. EMPLOYEE BENEFIT PLANS, CONTINUED

HEALTH CARE PLAN

  In addition to the Company's defined benefit pension plan, the Company has sponsored a defined benefit health care plan that provides post retirement medical benefits to retired employees. Effective January 1, 1993, the Company discontinued the plan but will continue to provide benefits to individuals who had retired or were eligible for retirement as of December 31, 1993.

  The following table presents the health care plan's funded status reconciled with amounts recognized in the Company's consolidated balance sheets at December 31, 1996 and 1995:

                                                             1996       1995
                                                           ---------  ---------
   Accumulated post retirement benefit obligation
    ("APBO").............................................  $ 372,508  $ 397,190
   Unrecognized net gain from experience different than
    assumed..............................................   (208,699)  (254,298)
                                                           ---------  ---------
   Accrued post retirement benefit cost included in other
    liabilities..........................................  $ 163,809  $ 142,892
                                                           =========  =========

  Net periodic post retirement benefit cost for the years ended December 31, 1996, 1995, and 1994 includes the following:

                                                         1996    1995    1994
                                                        ------- ------- -------
   Amortization of unrecognized net gain............... $15,468 $14,068 $15,468
   Interest cost.......................................  26,346  27,916  29,740
                                                        ------- ------- -------
    Net periodic post retirement benefit cost.......... $41,814 $41,984 $45,208
                                                        ======= ======= =======

  For measurement purposes, a 9% annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) was assumed for 1996. A 13% annual rate of increase was assumed for 1995. The rate was assumed to decrease gradually to 5% by the year 2004 and remain at that level thereafter. A one percent increase in the medical trend rate assumed at December 31, 1996 would have resulted in an increase to the APBO at December 31, 1996 of $29,221 and would have increased 1996 post retirement benefit cost by $2,119. The weighted average discount rate used in determining the accumulated post retirement benefit obligation was 7.5% and 7.25% at December 31, 1996 and 1995, respectively.

INCENTIVE STOCK OPTION PLANS

  The Company has an Employee Incentive Stock Option Plan. Under the Plan, the Company can grant to key personnel options to purchase an aggregate of 270,825 shares of the Company's common stock at a price not less than the fair market value of such shares on the date the option is granted. The option period will not exceed ten years from date of grant.

  The Company also has an employee and a director stock option plan whereby 72,220 and 58,679 shares, respectively, of common stock have been reserved for stock options. Under the employee plan, the Company can grant to key personnel options to purchase common stock at a price not less than the fair market value of such shares on the date the option is granted. The option period will not exceed ten years from date of grant.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 10. EMPLOYEE BENEFIT PLANS, CONTINUED

INCENTIVE STOCK OPTION PLANS (CONTINUED)

  Under the director plan, each eligible director who attends at least 75% of the meetings of the Company's Board and related committee meetings shall receive an option to purchase 903 shares annually of common stock. The options expire ten years from the date of grant. All options granted were exercisable at December 31, 1996. Other pertinent information related to the options is as follows:

                                              DECEMBER 31,
                          -------------------------------------------------------
                                1996               1995               1994
                          ------------------ ------------------ -----------------
                                   WEIGHTED-          WEIGHTED-         WEIGHTED-
                                    AVERAGE            AVERAGE           AVERAGE
                                   EXERCISE           EXERCISE          EXERCISE
                          NUMBER     PRICE   NUMBER     PRICE   NUMBER    PRICE
                          -------  --------- -------  --------- ------- ---------
Under option, beginning
 of year................  245,080    $5.48   157,179    $5.03   121,040   $4.74
 Granted................   50,555     8.80    96,026     6.22    36,139    6.00
 Exercised..............   (4,062)    5.54       --       --        --      --
 Terminated.............     (903)    5.54    (8,125)    5.54       --      --
                          -------            -------            -------
Under option, end of the
 year...................  290,670     6.06   245,080     5.48   157,179    5.03
                          =======            =======            =======

                                                                      WEIGHTED-
                                                                       AVERAGE
                                                           WEIGHTED-  REMAINING
                                                            AVERAGE  CONTRACTUAL
                                                RANGE OF   EXERCISE    LIFE IN
                                       NUMBER    PRICES      PRICE      YEARS
                                       ------- ----------- --------- -----------
Under option, end of year............. 209,088 $4.25-$6.25   $5.16       7.7
                                        81,582 $7.50-$8.86   $8.36       9.6
                                       -------
                                       290,670
                                       =======

  As permitted by Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees". The Company recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1996 and 1995. If the Company had recognized compensation cost in accordance with SFAS No. 123, net income and net income per share would have been reduced as follows:

                                                     DECEMBER 31,
                                          --------------------------------------
                                                1996                1995
                                          ------------------  ------------------
                                                       NET                 NET
                                                      INCOME              INCOME
                                                       PER                 PER
                                          NET INCOME  SHARE   NET INCOME  SHARE
                                          ----------  ------  ----------  ------
As reported.............................. $5,493,739  $0.68   $4,547,944  $0.57
Stock-based compensation, net of related
 tax effect..............................    (71,567) (0.01)     (68,676) (0.01)
                                          ----------  -----   ----------  -----
As adjusted.............................. $5,422,172  $0.67   $4,479,268  $0.56
                                          ==========  =====   ==========  =====

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 10. EMPLOYEE BENEFIT PLANS, CONTINUED

INCENTIVE STOCK OPTION PLANS (CONTINUED)

  The per share weighted-average fair value of stock options granted during 1996 and 1995 was $2.15 and $1.08, respectively, using the Black Scholes option pricing model and the following assumptions:

                                                             1996       1995
                                                          ---------- ----------
   Risk-free interest rate...............................      6.45%      6.45%
   Expected life of the options.......................... 7-10 Years 7-10 Years
   Expected dividends (as a percent of the fair value of
    the stock)...........................................      2.68%      3.85%
   Volatility............................................      9.73%     10.03%

NOTE 11. SEGMENT REPORTING

  The Company's operations include two primary business segments: banking and mortgage banking activities. The Company, primarily through its subsidiary banks, offers banking services including a full range of commercial and corporate banking services. Mortgage banking activities are provided by Lending and include the origination of residential mortgage loans for sale to various investors and origination of construction and commercial finance loans for participation with other financial institutions.

                                                   INDUSTRY SEGMENTS
                             ---------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER    HOLDING     BANKING     MORTGAGE
         31, 1996              COMPANY   SUBSIDIARIES   BANKING   ELIMINATIONS  CONSOLIDATED
---------------------------  ----------- ------------ ----------- ------------  ------------
Revenues from unaffiliated
 customers.................  $    32,547 $ 41,668,250 $11,669,454 $         --  $ 53,370,251
Revenues from affiliates...    6,121,333      236,953         --    (6,358,286)          --
                             ----------- ------------ ----------- ------------  ------------
    Total revenue..........  $ 6,153,880 $ 41,905,203 $11,669,454 $ (6,358,286) $ 53,370,251
                             =========== ============ =========== ============  ============
Income from continuing
 operations before income
 taxes.....................  $ 4,743,202 $  7,899,583 $   598,302 $ (6,037,089) $  7,203,998
                             =========== ============ =========== ============  ============
Identifiable assets at
 December 31, 1996.........  $54,242,924 $510,861,095 $13,052,684 $(58,212,445) $519,944,258
                             =========== ============ =========== ============  ============
Depreciation expense.......  $    10,200 $    984,444 $   192,356               $  1,187,000
                             =========== ============ ===========               ============
Premises and equipment
 acquisitions..............  $ 1,112,516 $  3,359,783 $   782,544               $  5,254,843
                             =========== ============ ===========               ============

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 11. SEGMENT REPORTING, CONTINUED

                                                     INDUSTRY SEGMENTS
                               ----------------------------------------------------------------
 FOR THE YEAR ENDED DECEMBER     HOLDING     BANKING     MORTGAGE
           31, 1996              COMPANY   SUBSIDIARIES   BANKING    ELIMINATIONS  CONSOLIDATED
 ----------------------------  ----------- ------------ -----------  ------------  ------------
 Revenues from unaffiliated
  customers..................  $   848,513 $ 35,032,017 $ 6,781,545  $        --   $ 42,662,075
 Revenues from affiliates....    3,484,947      197,878         --     (3,682,825)          --
                               ----------- ------------ -----------  ------------  ------------
     Total revenue...........  $ 4,333,460 $ 35,229,895 $ 6,781,545  $ (3,682,825) $ 42,662,075
                               =========== ============ ===========  ============  ============
 Income (loss) from
  continuing operations
  before income taxes........  $ 4,158,008 $  6,798,013 $   629,454  $ (5,263,905) $  6,321,570
                               =========== ============ ===========  ============  ============
 Identifiable assets at
  December 31, 1995..........  $49,613,086 $425,722,895 $21,690,588  $(51,652,950) $445,373,619
                               =========== ============ ===========  ============  ============
 Depreciation expense........  $     7,030 $    759,783 $    90,187                $    857,000
                               =========== ============ ===========                ============
 Premises and equipment
  acquisitions...............  $       --  $  1,294,783 $   118,967                $  1,413,750
                               =========== ============ ===========                ============
                                                     INDUSTRY SEGMENTS
                               ----------------------------------------------------------------
 FOR THE YEAR ENDED DECEMBER     HOLDING     BANKING     MORTGAGE
           31, 1996              COMPANY   SUBSIDIARIES   BANKING    ELIMINATIONS  CONSOLIDATED
 ----------------------------  ----------- ------------ -----------  ------------  ------------
 Revenues from unaffiliated
  customers..................  $       --  $ 30,429,818 $ 1,914,958  $        --   $ 32,344,776
 Revenues from affiliates....    3,217,469          --          --     (3,217,469)          --
                               ----------- ------------ -----------  ------------  ------------
     Total revenue...........  $ 3,217,469 $ 30,429,818 $ 1,914,958  $ (3,217,469) $ 32,344,776
                               =========== ============ ===========  ============  ============
 Income (loss) from
  continuing operations
  before income taxes........  $ 1,756,209 $  5,362,666 $(1,040,097) $ (3,205,673) $  2,873,105
                               =========== ============ ===========  ============  ============
 Identifiable assets at
  December 31, 1994..........  $34,825,421 $346,204,045 $ 7,920,414  $(33,427,804) $355,522,076
                               =========== ============ ===========  ============  ============
 Depreciation expense........  $    68,506 $    921,494 $       --                 $    990,000
                               =========== ============ ===========                ============
 Premises and equipment
  acquisitions...............  $   192,121 $    570,943 $       --                 $    763,064
                               =========== ============ ===========                ============

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 12. INCOME TAXES

  Income tax expense consists of the following:

                                                        DECEMBER 31,
                                               --------------------------------
                                                  1996        1995       1996
                                               ----------  ----------  --------
Current....................................... $2,061,933  $1,547,128  $678,212
Benefit of net operating loss carryforward....   (236,575)        --        --
Valuation allowance adjustment................   (691,367)   (262,000)  327,388
Deferred......................................    564,418     475,789   (41,019)
                                               ----------  ----------  --------
 Income tax expense........................... $1,698,409  $1,760,917  $964,581
                                               ==========  ==========  ========

  The Company's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                              DECEMBER 31,
                         -----------------------------------------------------------
                                1996                 1995                1996
                         -------------------  -------------------  -----------------
                           AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT  PERCENT
                         ----------  -------  ----------  -------  --------  -------
Income taxes at statu-
 tory rate.............. $2,449,360       34% $2,149,333       34% $976,856       34%
 Nondeductible merger
  expenses..............    142,021        2      36,462      --      6,257      --
 Valuation allowance ad-
  justment..............   (691,367)      (9)   (262,000)      (4)  327,388       11
 Tax-exempt interest in-
  come..................   (195,837)      (3)   (213,330)      (3) (311,323)     (11)
 Alternative minimum tax
  credit................        --       --          --       --    (37,135)      (1)
 Other items, net.......     (5,768)     --       50,452        1     2,538      --
                         ----------  -------  ----------  -------  --------  -------
Income tax expense...... $1,698,409       24% $1,760,917       28% $964,581       33%
                         ==========  =======  ==========  =======  ========  =======

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 12. INCOME TAXES, CONTINUED

  The components of deferred income taxes are as follows:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996        1995
                                                       ----------  -----------
Deferred tax assets:
 Loan loss reserves................................... $    9,811  $   136,259
 Deferred compensation................................    150,896       97,215
 Other real estate....................................     43,748       44,377
 Write-down of mutual funds...........................     18,885       18,885
 Pension..............................................     44,540       44,540
 Postretirement benefits other than pensions..........     48,583       48,583
 Net operating loss carryforward......................    585,067      821,642
 Alternative minimum tax carryforwards................    588,939      777,635
 Georgia tax credits..................................     72,423       72,423
 Other................................................     45,030          143
 Valuation allowance..................................   (415,294)  (1,106,661)
                                                       ----------  -----------
                                                        1,192,628      955,041
                                                       ----------  -----------
Deferred tax liabilities:
 Depreciation and amortization........................    641,212      623,778
 Deferred loan fees, net of cost......................    141,507       59,119
 Securities available-for-sale........................     28,058      358,509
 Cash method accounting on certain receivables........    144,250      131,030
 Change in accounting method..........................        --        33,892
 Other................................................     60,268       28,780
                                                       ----------  -----------
                                                        1,015,295    1,235,108
                                                       ----------  -----------
Net deferred tax assets (liabilities)................. $  177,333  $  (280,067)
                                                       ==========  ===========

  At December 31, 1996, the Company has available net operating loss carryforwards of approximately $1,379,000 for Federal income tax purposes. If unused, the carryforwards will expire beginning in 2009. Utilization of the net operating loss carryforwards is subject to the separate return limitations and change of ownership rules of the Internal Revenue Code of 1996.

  The Company's Federal alternative minimum tax credits can be carried forward indefinitely.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 13. COMMITMENTS AND CONTINGENT LIABILITIES

  The Company enters into firm commitments to sell mortgage loans which it has originated at agreed upon prices. The sales price for the loans is set based on market rates at the time the commitment is entered into. The Company generally has ten days after a mortgage loan closes in which to provide the investor with the loan documentation, at which time the investor will fund the loan. The investor bears the interest rate risk on the loan from the time of the commitment. The Company's risk is limited to specific recourse provisions within the agreement with the investor and its ability to provide the required loan documentation to the investor within the commitment period.

  The Company sells mortgage loans to investors under various blanket agreements. Under the agreements, investors generally have a limited right of recourse to the Company for normal representations and warranties and, in some cases, for delinquencies within the first three to six months which lead to loan default and foreclosure. Management believes that the risk of loss to the Company as a result of these provisions is insignificant.

  The Company enters into residential construction and commercial loan commitments in advance of closing to fund loans to its customers at locked-in interest rates in the normal course of business. These instruments, to the extent they are not covered by investor purchase commitments, involve credit and interest rate risk in excess of the amount recognized in the financial statements.

  In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unfunded mortgage loan commitments, residential construction and commercial loan commitments, commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                                         DECEMBER 31,
                                                   ------------------------- ---
                                                       1996         1995
                                                   ------------- -----------
Unfunded mortgage loan commitments...............  $  20,000,000 $31,968,000
Residential construction and commercial loan com-
 mitments........................................     27,277,198  18,526,425
Commitments to extend credit.....................     71,518,000  33,682,000
Standby letters of credit........................        860,000   1,260,000
                                                   ------------- -----------
                                                   $ 119,655,198 $85,436,425
                                                   ============= ===========

  At December 31, 1996, the Company had agreements with unaffiliated institutions allowing it to sell participations in loans at the Company's option. The unused participation amount was $36,082,936 at December 31, 1996. Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 13. COMMITMENTS AND CONTINGENT LIABILITIES, CONTINUED

  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

  In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's consolidated financial statements.

LEASE OBLIGATIONS:

  The Company leases ten office facilities and certain equipment under noncancelable lease agreements.

  The future minimum lease commitments at December 31, 1996 are summarized as follows:

             Years
             Ending
             December
             31,
              1997      $  588,336
              1998         580,444
              1999         411,395
              2000         253,157
              2001         115,991
                        ----------
                        $1,949,323
                        ==========

  Rental expense for the years ended December 31, 1996, 1995 and 1994 was $755,981, $116,583, and $58,777, respectively.

  The Bank leases the land on which its main office is located for $5,717 per month for five years with renewal options up to forty years. Escalation features include a 5% increase every five years plus an additional amount added which shall be the average yearly amount for the Consumer Price Index
(CPI) for metropolitan Atlanta for the previous five years, not to exceed 8% per year. At any time after the first five years, the Bank may exercise an option to purchase the property for $1,000,000.

  The Company also leases various other equipment under short-term leases.

NOTE 14. CONCENTRATIONS OF CREDIT

  The Company originates primarily commercial, residential, and consumer loans to customers in the metro Atlanta area, and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in the metro Atlanta area.

  Seventy-four percent of the Company's loan portfolio is concentrated in loans secured by real estate of which 30% consists of construction loans. A substantial portion of these loans are secured by real estate in the Company's primary market areas. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of the loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

  The banking subsidiaries, as a matter of policy, do not generally extend credit to any single borrower or group of related borrowers in excess of regulatory limits.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 15. REGULATORY MATTERS

  The banking subsidiaries are subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1996, approximately $3,345,000 of retained earnings were available for dividend declaration without supervisory approval.

  The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Banks must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Premier Bank must also have core capital equal to 3% of adjusted total assets and tangible capital equal to 1.5% of adjusted total assets. These additional requirements are in accordance with the Office of Thrift Supervision, their primary regulator. Management believes, as of December 31, 1996, the Company and Banks meet all capital adequacy requirements to which they are subject.

  As of December 31, 1996 and 1995, notification from the FDIC categorized First Alliance Bank, Milledgeville and North Georgia as well capitalized and Premier Bank as adequately capitalized, respectively, under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Banks' category.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 15. REGULATORY MATTERS, CONTINUED

  The Company's and Banks' actual capital amounts and ratios are presented in the following table.

                                                                    TO BE WELL
                                                                    CAPITALIZED
                                                                   UNDER PROMPT
                                                      FOR CAPITAL   CORRECTIVE
                                                       ADEQUACY       ACTION
                                         ACTUAL        PURPOSES     PROVISIONS
                                      -------------  ------------- -------------
                                      AMOUNT  RATIO  AMOUNT  RATIO AMOUNT  RATIO
                                      ------- -----  ------- ----- ------- -----
                                               (DOLLARS IN THOUSANDS)
As of December 31, 1996
 Total Capital
  (to Risk Weighted Assets):
  First Alliance Bank................ $18,716 14.02% $10,680    8% $13,350   10%
  Premier Bank....................... $ 6,221  8.57% $ 5,807    8% $ 7,259   10%
  Milledgeville...................... $19,064 20.00% $ 7,805    8% $ 9,757   10%
  North Georgia...................... $ 5,810 12.00% $ 3,946    8% $ 4,933   10%
 Tier I Capital
  (to Risk Weighted Assets):
  Consolidated....................... $44,127 11.88% $14,854    4% $22,281    6%
  First Alliance Bank................ $17,044 12.74% $ 5,351    4% $ 8,027    6%
  Premier Bank....................... $ 5,819  8.02% $ 2,902    4% $ 4,353    6%
  Milledgeville...................... $17,822 18.00% $ 3,903    4% $ 5,854    6%
  North Georgia...................... $ 5,187 11.00% $ 1,973    4% $ 2,960    6%
 Tier I Capital
  (to Average Assets):
  Consolidated....................... $44,127  8.59% $20,537    4% $25,671    5%
  First Alliance Bank................ $17,044  8.89% $ 7,669    4% $ 9,586    5%
  Milledgeville...................... $17,822 12.00% $ 6,004    4% $ 7,505    5%
 Core Capital
  Premier Bank....................... $ 5,819  5.85% $ 2,984    3%
  North Georgia...................... $ 5,187  7.00% $ 2,140    3%
 Tangible Capital
  Premier Bank....................... $ 5,819  5.85% $ 1,492  1.5%
  North Georgia...................... $ 5,187  7.00% $ 1,070  1.5%

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 16. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

  The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

CASH, DUE FROM BANKS, AND FEDERAL FUNDS SOLD:

  The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

SECURITIES AVAILABLE-FOR-SALE:

  Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

LOANS:

  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values. The carrying amount of loans held for sale approximates fair value.

DEPOSITS:

  The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS, FEDERAL HOME LOAN BANK ADVANCES
AND
OTHER BORROWINGS:

  The fair values of Federal Home Loan Bank advances and other borrowings are estimated using discounted cash flow methods based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The fair value of variable-rate other borrowings and securities sold under repurchase agreements approximate the carrying value.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 16. FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

 ACCRUED INTEREST:

  The carrying amounts of accrued interest approximate their fair values.

 OFF-BALANCE-SHEET INSTRUMENTS:

  Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit do not represent a significant value to the Company until such commitments are funded or closed. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

  The estimated fair values of the Company's financial instruments were as follows:

                             DECEMBER 31, 1996         DECEMBER 31, 1995
                         ------------------------- ------------------------- -------
                           CARRYING       FAIR       CARRYING       FAIR
                         ------------ ------------ ------------ ------------
Financial assets:
 Cash, due from banks,
  interest-bearing
  deposits in banks and
  Federal funds sold.... $ 65,134,161 $ 65,134,161 $ 49,674,959 $ 49,674,959
 Securities available-
  for-sale..............   99,731,663   99,731,663  110,311,022  110,311,022
 Loans..................  331,129,029  332,754,541  266,864,898  268,228,597
 Accrued interest re-
  ceivable..............    3,314,778    3,314,778    3,161,672    3,161,672
Financial liabilities:
 Deposits............... $431,897,749 $433,027,181 $358,927,597 $358,941,367
 Securities sold under
  repurchase agreements.   11,864,486   11,864,486    3,658,634    3,658,634
 Federal Home Loan Bank
  advances..............    4,625,000    4,722,254   11,125,000   11,292,000
 Other borrowings.......   18,752,230   18,754,380   19,678,642   20,845,808
 Accrued interest pay-
  able..................    1,987,171    1,987,171    1,760,847    1,760,847

NOTE 17. BUSINESS COMBINATIONS

  On August 31, 1996, First Alliance Bancorp, Inc. effected a business combination with Premier Bancshares, Inc. by exchanging 746,530 shares of its common stock for all the outstanding common and preferred stock of Premier Bancshares, Inc. Premier Bancshares, Inc. is a thrift holding company whose business is conducted by its wholly-owned subsidiaries, Premier Bank and Premier Lending, as discussed in Note 1. Subsequent to the business combination, the combined holding company changed its name to Premier Bancshares, Inc. The combination was accounted for as a pooling of interest and, accordingly, all prior financial statements have been restated to include Premier Bancshares, Inc. The results of operations of the separate companies for the periods prior to the combination are summarized as follows:

                                                          REVENUES   NET INCOME
                                                         ----------- ----------
Eight months ended August 31, 1996
 First Alliance Bancorp, Inc............................ $10,800,000 $1,501,000
 Premier Bancshares, Inc................................  11,707,000    115,000
                                                         ----------- ----------
                                                         $22,507,000 $1,616,000
                                                         =========== ==========
Year ended December 31, 1995
 First Alliance Bancorp, Inc............................ $14,244,000 $1,850,000
 Premier Bancshares, Inc................................  11,209,000    139,000
                                                         ----------- ----------
                                                         $25,453,000 $1,989,000
                                                         =========== ==========

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 17. BUSINESS COMBINATIONS, CONTINUED

  On May 1, 1995, Premier Bancshares, Inc. acquired all of the stock of Allatoona Federal Savings Bank for $5,496,458, including expenses related to the merger totaling $339,973. The purchase price was funded through the sale of preferred stock and a loan obtained from a third party financial institution in the amount of $3 million. The excess of the total acquisition cost over the fair value of the net assets acquired of $2,779,772 is being amortized over a period of fifteen years. The acquisition was accounted for as a purchase and the results of operations of Allatoona Federal Savings Banks since the date of acquisition are included in the consolidated financial statements.

The consolidated statement of income for the year ended December 31, 1995 includes the combined operations of the Company and Allatoona since acquisition. Allatoona's results of operations included are for the period from April 28, 1995 through December 31, 1995. The net loss for the month ended April 28, 1995 was $123,395, as summarized below:

 Interest income..................................................... $ 330,556
 Interest expense....................................................   193,925
                                                                      ---------
   Net interest income...............................................   136,631
 Plus noninterest income.............................................   215,090
 Less noninterest expense............................................   475,116
                                                                      ---------
   Net loss.......................................................... $(123,395)
                                                                      =========

  Upon the acquisition of Allatoona, the mortgage operations of Allatoona were combined with the mortgage operations of Premier Lending Corporation. The commercial banking operations continued to operate as Premier Bank.

  On January 31, 1995, First Alliance Bancorp, Inc. acquired Interim Alliance Corporation (d/b/a Alliance Finance) in exchange for 80% of the outstanding common stock owned personally by the President of First Alliance Bancorp, Inc. The price paid for the stock was $28,000, which represents $25,000 for the initial capitalization of the Company plus $3,000 of incidental expenses. The acquisition was accounted for as a purchase.

NOTE 18. COMMON STOCK SPLIT

  On February 24, 1997, the Company declared a 1.8055 stock split for shares of record as of March 6, 1997. All share and per share data reflect the split. The effect of the split is presented retroactively within stockholders' equity at December 31, 1996 by transferring from capital surplus to common stock the additional shares times the par value.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 19. PARENT COMPANY FINANCIAL INFORMATION

  The following information presents the condensed balance sheets of Premier Bancshares, Inc. at December 31, 1996 and 1995 and the statements of income and cash flows for the years ended December 31, 1996, 1995 and 1994:

                           CONDENSED BALANCE SHEETS

                                                           1996        1995
                                                        ----------- -----------
Assets
 Cash.................................................. $ 1,205,030 $   351,586
 Interest-bearing deposits with bank subsidiary........      21,251      39,252
 Investment in subsidiaries............................  50,912,568  47,746,351
 Building, net.........................................   1,102,316         --
 Other assets..........................................   1,001,759   1,475,897
                                                        ----------- -----------
  Total assets......................................... $54,242,924 $49,613,086
                                                        =========== ===========
Liabilities
 Other borrowings...................................... $ 5,600,000 $ 3,250,000
 Other liabilities.....................................   1,463,261     272,798
                                                        ----------- -----------
                                                          7,063,261   3,522,798
                                                        ----------- -----------
Stockholders' equity...................................  47,179,663  46,090,288
                                                        ----------- -----------
  Total liabilities and stockholders' equity........... $54,242,924 $49,613,086
                                                        =========== ===========

                        CONDENSED STATEMENTS OF INCOME

                                                1996        1995        1994
                                             ----------  ----------  ----------
INCOME
 Interest on deposits......................  $   23,553  $   50,713  $      --
 Interest and fees on loans................         --      424,137     652,652
 Dividends from subsidiaries...............   3,798,263   1,640,648     409,694
 Other income..............................      93,238     401,372   1,274,102
                                             ----------  ----------  ----------
                                              3,915,054   2,516,870   2,336,448
                                             ----------  ----------  ----------
EXPENSES
 Salaries and employee benefits............      55,742     910,896   1,939,227
 Interest..................................     359,001     332,604     333,511
 Other expenses............................     995,935     738,619   1,103,480
                                             ----------  ----------  ----------
  Total expenses...........................   1,410,678   1,982,119   3,376,218
                                             ----------  ----------  ----------
  Income (loss) before income tax benefits
   and equity in undistributed income of
   subsidiaries and minority interest
   in net income of subsidiary
   subsidiaries............................   2,504,376     534,751  (1,039,770)
INCOME TAX BENEFITS........................    (762,387)   (402,645)   (152,315)
                                             ----------  ----------  ----------
  Income (loss) before equity in undistrib-
   uted income of subsidiaries and minority
   interest in net income of subsidiary....   3,266,763     937,396    (887,455)
EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDI-
 ARIES.....................................   2,238,826   3,623,257   2,795,979
                                             ----------  ----------  ----------
  Income before minority interest in net
   income of subsidiary....................   5,505,589   4,560,653   1,908,524
MINORITY INTEREST IN NET INCOME OF SUBSIDI-
 ARY.......................................      11,850      12,709         --
                                             ----------  ----------  ----------
  Net income...............................  $5,493,739  $4,547,944  $1,908,524
                                             ==========  ==========  ==========

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 19. PARENT COMPANY FINANCIAL INFORMATION, CONTINUED

                       CONDENSED STATEMENTS OF CASH FLOWS

                                               1996        1995        1994
                                            ----------  ----------  ----------
OPERATING ACTIVITIES
 Net income before minority interest in net
  income of subsidiary..................... $5,505,589  $4,560,653  $1,908,524
 Adjustments to reconcile net income to net
  cash provided by
  (used in) operating activities:
  Depreciation.............................     10,200       7,030      68,506
  Amortization.............................     23,148      22,557      20,585
  Undistributed income of subsidiaries..... (2,238,826) (3,623,257) (2,795,979)
  Net increase in loans held for sale......        --     (456,640)   (679,265)
  Other operating activities...............    471,445     317,782    (136,195)
                                            ----------  ----------  ----------
   Net cash provided by (used in) operating
    activities.............................  3,771,556     828,125  (1,613,824)
                                            ----------  ----------  ----------
INVESTING ACTIVITIES
 Net (increase) decrease in interest-bear-
  ing deposits.............................     18,001     232,632     130,658
 Net increase in loans.....................        --   (1,646,888)   (810,759)
 Purchase of premises and equipment........ (1,112,516)        --     (192,121)
 Investment in subsidiaries................ (1,683,646) (7,739,452)        --
 Proceeds from sale of premises and equip-
  ment.....................................        --       19,893         --
                                            ----------  ----------  ----------
   Net cash used in investing activities... (2,778,161) (9,133,815)   (872,222)
                                            ----------  ----------  ----------
FINANCING ACTIVITIES
 Net increase in borrowings................  2,350,000   5,688,566     879,263
 Dividends paid............................ (1,926,449)   (718,747)   (586,591)
 Proceeds from exercise of stock options...     22,500         --          --
 Proceeds from common stock issued.........        --    3,121,913     375,012
 Proceeds from redemption of subsidiary
  common stock.............................        --          --    2,000,000
 Purchase of treasury stock................   (586,002)   (547,438)        --
                                            ----------  ----------  ----------
   Net cash provided by (used in) financing
    activities.............................   (139,951)  7,544,294   2,667,684
                                            ----------  ----------  ----------
 Net increase (decrease) in cash...........    853,444     761,396     181,638
 Cash at beginning of year.................    351,586   1,112,982     931,344
                                            ----------  ----------  ----------
 Cash at end of year....................... $1,205,030  $  351,586  $1,112,982
                                            ==========  ==========  ==========